EXHIBIT 10.10



                             FIRST ADDENDUM TO LEASE
                       (Peaches Music & Video Store No. 7)


     AGREEMENT made and entered into this 30th day of September, 1998 by and between ALLAN WOLK and SHEFFIELD WOLK, with an address at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009 (hereinafter collectively referred to as "Landlord") and PEACHES ENTERTAINMENT CORPORATION, a Florida corporation whose address is 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H :

     WHEREAS, Landlord and Tenant are the landlord and tenant respectively under a Lease Agreement dated March 21, 1978 (the "Lease") between Nehi Record Distributing Corp. ("Nehi") as landlord, and Peaches Records and Tapes, Inc. ("PRT"), as tenant, with respect to the Peaches Music and Video store and surrounding property at 1500 Sunrise Boulevard, Ft. Lauderdale, Florida 33304 (the "Premises"), due to the assignment by PRT to Tenant of its interest as tenant under an Assignment of Lease dated March 31, 1982, and the sale of the Premises by Nehi to Landlord in or around 1983; and

     WHEREAS, the third and final renewal term of the Lease is due to expire on March 31, 2003; and

     WHEREAS, Tenant desires to extend the current term of the Lease for an additional five year period ending March 31, 2008, and to acquire the option of extending the term of the Lease for up to two additional successive five-year periods, and the parties agree to provide such extension and options to Tenant on the terms and conditions described below;

     IT IS, THEREFORE, AGREED:

     1. Pursuant to Paragraphs 2 and 19 of the Lease (before the amendments set forth below), the Lease will expire on March 31, 2003. The provisions of such Paragraphs 2 and 19 of the Lease are hereby amended as follows: by amending existing sub-paragraph 19.3 such that the Lease extension being effected pursuant to such subparagraph shall be a period ten (10) years


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     commencing  April 1, 1998 and ending March 31, 2008, at the rental rate set forth elsewhere herein; and by adding the following two sub-paragraphs to such Paragraph 19 (to follow immediately after existing sub-paragraph 19.3):

          "19.4 Provided that Tenant shall then not be in default under this Lease, the term shall be automatically extended for five (5) calendar years next following the expiration of the third extended term hereof (i.e. from April 1, 2008 to March 31, 2013); PROVIDED, however, that the right and option is hereby granted to Tenant to cancel such automatic extension by giving Landlord any form of written notice of such extension cancellation at least one hundred eighty (180) days prior to the expiration of the third such extended term. Any such fourth extended term shall be upon all of the same terms and conditions as apply under the Lease, as amended, except that regular monthly rent during said fourth extended term, if any, shall be in accordance with Paragraph 4.4 hereof.

          19.5 Provided that Tenant shall then not be in default under this Lease, the term shall be automatically extended for five (5) calendar years next following the expiration of the fourth extended term hereof (i.e. from April 1, 2013 to March 31, 2018); PROVIDED; however, that the right and option is hereby granted to Tenant to cancel such automatic extension by giving Landlord any form of written notice of such extension cancellation at least one hundred eighty (180) days prior to the expiration of the fourth such extended term. Any such fifth extended term shall be upon all of the same terms and conditions as apply under the Lease, as amended, except that regular monthly rent during said fifth extended term, if any, shall be in accordance with Paragraph 4.4 hereof."

     2. The rental  provisions of Paragraph 4 of the Lease are hereby amended by
adding  the  following   sub-paragraph  4.4  to  such  Paragraph  4  (to  follow
immediately after existing sub-paragraph 4.3):

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          "4.4  Notwithstanding  the  foregoing  or any other  provision of this
          Lease, the rent payable during the five-year period commencing April 1, 2003 and ending March 31, 2008 shall be $188,671.94 per annum ($15,722.66 per month), and the rent payable during the fourth and fifth renewal terms, if any, shall be as follows:

          (a) during the fourth renewal term, if any (April 1, 2008 to March 31, 2013), a regular rent of $213,281.33 per annum ($17,773.44 per month) during such term; and

          (b) during the fifth renewal term, if any (April 1, 2013 to March 31, 2018), a regular rent of $237,890.71 per annum ($19,824.23 per month) during such term.

     3. Sub-paragraph 8.1 of the Lease is hereby amended, effective as of the date of this Addendum, by deleting such existing sub-paragraph 8.1 and inserting the following in its place:

          "8.1 Notwithstanding any other provision of the Lease to the contrary, Tenant shall, at its sole cost and expense, during the term and each renewal term, expeditiously make all repairs and necessary modifications to the Premises, whether structural or non-structural, and whether or not required by applicable law, and maintain and keep the Premises in good and clean condition, so that the Premises shall be, at termination of the Lease, in such condition. Notwithstanding the foregoing, in the event of any loss, destruction or other event which is covered by any fire or other insurance which may be maintained by Landlord, then Landlord shall be responsible for the cost of any necessary repair up to the amount of the proceeds of such insurance coverage, less any applicable deductible charged to Landlord and the cost, if any, to Landlord in collecting such insurance proceeds from the insurance carrier."

         4. For the purpose of conforming the other provisions of the Lease with the above-


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

described amendment of sub-paragraph 8.1, sub-paragraph 5.1 is hereby amended, effective as of the date of this Addendum, by deleting the word non-structural from the fourth line of such sub-paragraph.

     5. Paragraph 10 of the Lease is hereby amended, effective as of the date of this Addendum, by deleting the existing Paragraph 10 and inserting the following in its place:

          "10. Fire Insurance; Destruction of Improvements

          10.1 Tenant will, at its own expense, maintain in full force and effect throughout the term and each renewal term fire insurance policies covering all physical loss and with broad form coverage or such other broader coverage as may from time to time be customary, on all buildings and other improvements (excluding paving and foundations) now or hereafter on the premises, issued by insurance companies selected by Tenant and approved by Landlord, licensed to do business by the State in which the premises is located, and naming Tenant as the insured party, and Landlord as the additional insured, Said policies shall bear loss payee endorsements in favor of the holder of any mortgage or deed of trust permitted under this lease. Such insurance shall be in a face amount of not less then ninety percent (90%) of the full insurable value of all such improvements, or the full replacement costs of said improvements, whichever is the greater. Tenant will cause true copies of all such insurance policies (or certificates thereof showing the premiums thereon to have been paid) to be delivered to Landlord upon Landlord's written request therefor. All such policies shall provide that they shall not be cancelable by the insurers without said insurers first giving at least ten (10) days' notice in writing to Tenant and Landlord.

          10.2 Proceeds from said insurance policies shall be payable, first, to the holder of any mortgage or deed of trust permitted under this Lease to the extent required by said mortgage or deed of trust, and the balance shall be payable to Tenant. However, the portion of said proceeds received by Tenant shall be immediately impounded with the disbursed directly by an

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          independent  depository acceptable to each party to pay, to the extent such portion of proceeds may be sufficient, the costs of repairing and restoring damaged buildings and other improvements. If, after such payment of all of said costs, any balance of funds remains, the same shall belong to Landlord absolutely.

          10.3 No damage or destruction, by fire or other casualty, of any building or other improvements now or hereafter on the premises shall relieve Tenant of its obligations for rent and additional rent under other provisions of this Lease, or of any of its obligations under other provisions of this Lease (including without limitation Tenant's and Landlord's respective obligations under the Article entitled "Improvements, Repairs, Alterations, Restoration"), except that in the event that the premises shall be damaged by fire, explosion or other casualty or occurrence to the extent of twenty-five (25%) or more of the insurable value of the premises during the final 180 days of any renewal term and Tenant has served notice of its intention to terminate the Lease as of the end of such renewal term, then Landlord shall have the option, upon notice to Tenant, to obtain an assignment of the relevant insurance proceeds in lieu of requiring Tenant to repair and/or re-build in accordance with the other provisions of this Lease.

          10.4 In the event of any dispute between the parties regarding this Article, the same shall be resolved by, and under the rules and procedures of, the AMERICAN ARBITRATION ASSOCIATION, sitting in the State of Florida.

     6. Except as modified herein, all of the remaining provisions of the Lease shall remain in full force and effect.


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     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.


SIGNED, SEALED AND DELIVERED                       /s/ Allan Wolk
in the presence of                          ------------------------------------
                                            Allan Wolk, as Landlord


                                                  /s/  Sheffield Wolk
------------------------------              ------------------------------------
                                            Sheffield Wolk, as Landlord




                                            PEACHES ENTERTAINMENT CORPORATION,
                                            as Tenant

                                            By:       /s/ Brian Wolk
------------------------------              ------------------------------------


------------------------------              Title:   Executive Vice-President





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